China Automotive Systems Receives Letter from NASDAQ

HUBEI PROVINCE, China, March 18, 2011 — China Automotive Systems, Inc. (Nasdaq:CAAS) ("CAAS" or the "Company"), a leading power steering components and systems supplier in China, today announced that, as expected, it received a notification letter from the NASDAQ Stock Market (“NASDAQ”) indicating that the Company was not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1), which requires the timely filing of SEC periodic reports.  The notification letter from NASDAQ has no immediate effect on the listing or trading of CAAS’ shares on the NASDAQ Stock Market.

The Company previously announced that it is reviewing the complex accounting treatment of the Company’s convertible notes issued on February 15, 2008.  CAAS expects that the review will be completed during the second quarter of 2011, at which time the Company will file its annual report on Form 10-K for the fiscal year ended December 31, 2010 and the amended quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 (which will include restated comparative financial statements for the respective periods of 2009) and an amended annual report on Form 10-K for the year ended December 31, 2009.

The notification letter was received on March 17, 2011. Pursuant to the NASDAQ listing standards, CAAS has 60 calendar days, or until May 16, 2011, to submit a plan to NASDAQ to regain compliance with the NASDAQ Listing Rules.  If NASDAQ accepts the Company's plan of compliance, NASDAQ may grant an extension of up to 180 calendar days from the due date of the annual report on Form 10K, or until September 16, 2011, to regain compliance.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through nine Sino-foreign joint ventures.  The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles.  The Company currently offers four separate series of power steering with an annual production capacity of over 2.5 million sets, steering columns, steering oil pumps and steering hoses.  Its customer base is comprised of leading Chinese auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. For more information, please visit: http://www.caasauto.com

Forward Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our estimates and assumptions only as of the date of this press release.  These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts.  Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties.  As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report, dated March 25, 2010, filed with the Securities and Exchange Commission, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.  These potential risks and uncertainties include, among other things, the outcome and results of the Company's review, the risk that the final conclusion of the review could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case, the risk that these matters could adversely affect the Company's ability to make timely filings with the Securities and Exchange Commission, additional issues that may arise in connection with the ongoing review, risks of damage to the Company's business and reputation arising from these matters, potential claims or proceedings relating to such matters, including stockholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies, and the additional risk factors described in our filings with the Securities and Exchange Commission.  We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems
Email: jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling
Tel:   +1-646-284-9409
Email: kevin.theiss@grayling.com